Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UL Solutions Inc. of our report dated February 29, 2024 relating to the financial statements, which appears in UL Solutions Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-275468).
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 15, 2024